SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

E.piphany, Inc.

(Name of Registrant as Specified In Its Charter)

—Enter Company Name Here—

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 19, 2005

TO THE STOCKHOLDERS OF E.PIPHANY, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of E.piphany, Inc., a Delaware corporation, will be held on Thursday, May 19, 2005 at 10:00 a.m., local time, at 475 Concar Drive, San Mateo, California 94402, for the following purposes:

1.	To elect one Class III director, Robert L. Joss, to serve for a term of three years and until his successor is duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2005; and

3.	To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 2005 and their proxies are entitled to vote at the meeting and any and all adjournments, continuations or postponements thereof.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Sherman

Senior Vice President, General Counsel and Secretary

San Mateo, California

April 15, 2005

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR VOTE USING THE INTERNET OR TELEPHONE, IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of E.piphany, Inc. (“Epiphany”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held Thursday, May 19, 2005 at 10:00 a.m., local time, or at any and all adjournments, continuations or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at our principal executive offices, which are located at 475 Concar Drive, San Mateo, California 94402. Our telephone number is (650) 356-3800.

These proxy solicitation materials and the enclosed annual report on Form 10-K for the year ended December 31, 2004 were first mailed on or about April 15, 2005 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

•	to elect one Class III director, Robert L. Joss, to serve for a term of three years and until his successor is duly elected and qualified;

•	to ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2005; and

•	to transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

Record Date and Shares Outstanding

Stockholders of record at the close of business on March 31, 2005 are entitled to notice of, and to vote at the Annual Meeting. This is known as the record date. At the record date, 76,958,138 shares of our common stock were issued and outstanding. For information regarding security ownership by management and 5% stockholders, see “Other Information—Security Ownership of Certain Beneficial Owners and Management.”

Voting and Solicitation

Each share of common stock outstanding on the record date will be entitled to one vote on all matters. The candidate for election as director at the Annual Meeting who receives the highest number of affirmative votes of the shares of our outstanding common stock present or represented at the Annual Meeting will be elected.

Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted “FOR” the election of our director nominee and “FOR” the ratification of the appointment of Ernst & Young as our independent auditor.

No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

The cost of this solicitation will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, e-mail, facsimile or letter. We have engaged The Altman Group to provide proxy solicitation services. The estimated fee for such services is $6,000.

Voting Electronically or by Telephone

Instead of submitting your vote by mail on the enclosed proxy card, you may vote electronically by submitting your proxy through the internet or by telephone. The internet and telephone voting procedures are designed to authenticate your identity as an Epiphany stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. Specific instructions to be followed for voting electronically or by telephone are set forth on your enclosed proxy materials.

Shares Registered Directly in the Name of the Stockholder

If your shares are registered directly in your name in our stock records maintained by EquiServe Trust Company, N.A., then you may vote your shares:

•	by submitting your proxy through the internet at http://www.eproxyvote.com/epny;

•	by making a toll-free telephone call from the United States or Canada to EquiServe Trust Company, N.A. at 1-877-779-8683; or

•	by mailing your signed proxy card.

Proxies submitted through the internet or by telephone through EquiServe Trust Company, N.A. as described above must be received before midnight Eastern Time on May 18, 2005.

Shares Registered in the Name of a Brokerage Firm or Bank

If your shares are held in an account at a brokerage firm or bank, you may vote those shares by calling the telephone number which appears on your voting form or through the internet in accordance with instructions set forth on the voting form. You may also vote your shares by submitting your voting form by mail.

If you have any questions regarding the nature of the proposals or how to execute your vote, please contact our proxy solicitor, The Altman Group, at (201) 460-1200.

Revocability of Proxies

For shares registered directly in the name of the stockholder, any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by taking any of the following actions:

•	delivering to our corporate secretary, by any means, including facsimile, a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	if voting electronically or by telephone, voting again by use of the same procedures, as described above;

•	signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

•	attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy.

Please note, however, that if your shares are held of record by a broker, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on your voting form. If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting and vote at the meeting, you must bring to the meeting a “legal proxy” from the broker, bank or other nominee confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the record date. If a proxy is granted or shares are voted “FOR” or “WITHHOLD” in connection with the election of a director, “FOR” or “AGAINST” the ratification of the appointment of Ernst & Young, or “FOR” or “AGAINST” any other matter that should come before the meeting, the shares are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, an abstaining vote is also counted as present and entitled to vote and is, therefore, included for purposes of determining whether a quorum of shares is present at a meeting. Under the rules of the NASDAQ Stock Market, a bank, broker or other nominee may exercise discretionary authority to vote shares for the election of directors or for the ratification of our auditor if specific instructions are not received from the holder of the shares. However, on any non-routine matters, brokers may not exercise discretionary authority. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner as to how to vote such shares. In such case, the broker non-votes would count to establish a quorum for the meeting, but would not be counted for or against such proposal.

Shares voted “FOR” in connection with the election of a director, “FOR,” “AGAINST” or “ABSTAIN” in connection with the ratification of the appointment of Ernst & Young LLP and “FOR,” “AGAINST” or “ABSTAIN” in connection with any other proposal are treated as shares “present in person or represented by proxy and entitled to vote” at the Annual Meeting with respect to such matter. Broker non-votes are not considered shares having voting power with respect to a matter and are not included in the tabulation of the voting results on the election of directors, the ratification of our auditor or other issues requiring approval of a majority of the shares having voting power present in person or represented by proxy and, therefore, do not have the effect of votes in opposition in such tabulations.

Deadline for Receipt of Stockholder Proposals for 2006 Annual Meeting

Deadline to Bring an Action Before an Annual Meeting

Under our bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder, a stockholder’s notice shall be delivered to our corporate secretary at our principal executive offices not less than 60 days (February 14, 2006) nor more than 90 days (January 15, 2006) prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders (April 15, 2005); provided, however, that if the date of the annual meeting in 2006 is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting (May 19, 2005), notice by the stockholder to be timely must be so delivered not later than the close of business on the later of: (i) the 90th day prior to such annual meeting in 2006; or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

Deadline for Inclusion of a Stockholder Proposal in Proxy Statement

These requirements are separate and apart from, and in addition to, the requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion in our proxy statement for the 2006 annual meeting, stockholder proposals must be delivered to our corporate secretary at our principal executive offices no later than December 16, 2005.

A copy of the full text of the bylaws provisions that discuss how a stockholder can bring an action before an annual meeting or how a stockholder can include a stockholder proposal in our proxy statement may be obtained by writing to our corporate secretary at our principal executive offices.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

Directors

Our Board of Directors is currently comprised of six members, divided into three classes with overlapping three-year terms. As a result, a portion of our Board of Directors will be elected each year. Mr. Robert L. Joss has been designated a Class III director and his term expires at the 2005 Annual Meeting. Mr. Joss will stand for election at this time. Mr. Paul M. Hazen, who previously served as a Class III Director, resigned from the Board of Directors, effective as of January 1, 2005. Messrs. Fred D. Anderson and Roger S. Siboni have been designated Class I directors, and their terms expire at the 2006 annual meeting. Messrs. Mohan Gyani and Douglas J. Mackenzie and Ms. Karen A. Richardson have been designated Class II directors, and their terms expire at the 2007 annual meeting. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for our nominee named below. In the event that our nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that our nominee will be unable or will decline to serve as a director. The term of office of the person elected as a director will continue until the 2008 annual meeting and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Information Regarding Nominee Director

One Class III director is to be elected at the Annual Meeting for a three-year term ending in 2008. The Nominating and Governance Committee of the Board of Directors has nominated Robert L. Joss for re-election as a Class III director. Set forth below is certain information as of the record date regarding our nominee for Class III director.

Nominee for Class III Director Whose Term Expires in 2008

Name	Age	Position	Director Since
Robert L. Joss	63	Director	1999

Robert L. Joss has been Dean of the Graduate School of Business at Stanford University since September 1999. From February 1993 to February 1999, Mr. Joss served as Chief Executive Officer of Westpac Banking Corporation. Mr. Joss serves on the board of directors of Agilent Technologies, a provider of technological solutions and services, Shanghai Commercial Bank, a provider of retail and commercial banking services, and Wells Fargo & Co, a provider of banking and financial services.

Required Vote

The nominee receiving the highest number of affirmative votes shall be elected as a director. This is called a plurality. Since directors are elected by a plurality, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEE LISTED ABOVE.

Information Regarding Other Directors

Set forth below is certain information as of the record date regarding each other incumbent director whose term of office continues after the Annual Meeting.

Incumbent Class I Directors Whose Terms Expire in 2006

Name	Age	Position	Director Since
Roger S. Siboni	50	Director	1998
Fred D. Anderson	60	Director	2003

Roger S. Siboni has served as Chairman of our Board of Directors since December 1999. From August 1998 through July 2003, Mr. Siboni also served as President and Chief Executive Officer. Prior to joining Epiphany, Mr. Siboni served as Deputy Chairman and Chief Operating Officer of KPMG Peat Marwick LLP, a member firm of KPMG International, an accounting and consulting organization, from October 1996 to July 1998 and served as National Managing Partner of KPMG’s information and communications practice from June 1993 to October 1996. Mr. Siboni serves on the board of directors of Cadence Design Systems, Inc., a leading supplier of electronic design automation technologies and engineering services, FileNET, Inc., a provider of integrated document management software products, and Dolby Laboratories, Inc., a provider of audio entertainment systems.

Fred D. Anderson has served as Managing Director of Elevation Partners, a private equity firm, since June 2004. Mr. Anderson served as Executive Vice President and Chief Financial Officer of Apple Computer, Inc., a manufacturer of computers, technology and related software, from April 1996 to June 2004. Mr. Anderson also served as Chief Financial Officer of Automatic Data Processing, Inc., a provider of technology-based outsourcing solutions, from August 1992 to March 1995. Mr. Anderson serves on the board of directors of Apple Computer, Inc., and eBay Inc., an online trading company.

Incumbent Class II Directors Whose Terms Expire in 2007

Name	Age	Position	Director Since
Mohan Gyani	53	Director	2003
Douglas J. Mackenzie	45	Director	1998
Karen A. Richardson	42	Chief Executive Officer and Director	2003

Mohan Gyani served as Senior Advisor in the Office of the Chairman and Chief Executive Officer of AT&T Wireless Mobility Services from February 2003 to December 2004. He served as President and Chief Executive Officer of AT&T Wireless Mobility Services division from February 2000 to January 2003. From 1993 to 1999, Mr. Gyani served as Chief Financial Officer and Strategy Director of Airtouch Communications, a wireless telecommunication services provider, and Vodafone Airtouch, a mobile telecommunications network company. Mr. Gyani serves on the board of directors of Safeway, Inc., a food and drug retailer, and Keynote Systems, Inc. a supplier of internet performance data and diagnostic services.

Douglas J. Mackenzie has been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1994. Mr. Mackenzie serves on the board of directors of Safeway, Inc., a food and drug retailer, and of several private companies.

Karen A. Richardson has served as Chief Executive Officer of Epiphany since July 2003. Ms. Richardson served as Executive Vice President, Worldwide Field Operations from January 2002 to July 2003, as Executive Vice President, General Manager, Worldwide Sales and Services from May 2001 to January 2002, as Executive Vice President, General Manager, North America Sales and Services from July 2000 to May 2001, and as Executive Vice President, Worldwide Sales, from June 1998 to June 2000. Prior to joining Epiphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company from November 1995 to May 1998.

Resigning Director

We wish to acknowledge with gratitude the years of service by Paul M. Hazen who resigned from the Board of Directors as of January 1, 2005.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating and Governance Committee, has adopted our Corporate Governance Guidelines (the “Guidelines”) to assist the Board of Directors in the discharge of its duties and to serve the interests of Epiphany and its stockholders. The Guidelines can be found on our website (www.epiphany.com) under About Epiphany—Investor Relations—Corporate Governance.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”). The Code of Conduct is intended to serve as a set of guiding principles to promote integrity and compliance with the law in the conduct of our business. The Code of Conduct applies to all directors, officers and employees, including the Chief Executive Officer, the Chief Financial Officer, the Controller and any other employee with responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Code of Conduct can be found on our website (www.epiphany.com) under About Epiphany—Investor Relations—Corporate Governance.

Director Independence

The Board of Directors has determined that Fred D. Anderson, Mohan Gyani, Robert L. Joss and Douglas J. Mackenzie are independent directors, as defined in the listing standards of the NASDAQ Stock Market.

Board Meetings

Our Board of Directors held a total of four meetings during 2004. All director nominees and incumbent directors who served as a director during 2004 attended no less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board of Directors on which such director served, if any, during 2004.

Board Committees

The Board of Directors has several standing committees, including, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each composed solely of independent directors as defined in the listing standards of the NASDAQ Stock Market. The charters of the Audit Committee, Compensation Committee and the Nominating and Governance Committee can be found on our website (www.epiphany.com) under About Epiphany—Investor Relations—Corporate Governance.

The Audit Committee of the Board of Directors currently consists of Messrs. Anderson, Gyani and Joss. Mr. Joss serves as the chairman of the Audit Committee. Mr. Hazen also served on the Audit Committee in 2004 until his resignation from the Audit Committee on January 28, 2004. Mr. Gyani was appointed to the Audit Committee by the Board of Directors on January 28, 2004. The Audit Committee held nine meetings during 2004. As described in more detail in the Audit Committee report in this proxy statement, the Audit Committee is responsible for assisting the Board of Directors in its oversight of our accounting and financial reporting processes, the audit of our financial statements, and our system of internal controls.

The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson, Gyani and Mackenzie. Mr. Mackenzie serves as the chairman of the Compensation Committee. Mr. Hazen also served on the Compensation Committee in 2004 until his resignation from the Board of Directors effective January 1, 2005. Mr. Gyani was appointed to the Compensation Committee by the Board of Directors on January 24, 2005. The Compensation Committee held three meetings during 2004. As described in more detail in the Compensation

Committee report in this proxy statement, the Compensation Committee reviews and approves all forms of compensation to be provided to executive officers, administers our stock plans, consults with management regarding compensation and benefits for non-executive officers and other employees, and oversees our compensation and benefits policies generally.

The Nominating and Governance Committee currently consists of Messrs. Gyani, Joss and Mackenzie. Mr. Joss serves as the chairman of the Nominating and Governance Committee. Mr. Hazen also served on the Nominating and Governance Committee in 2004 until his resignation from the Board of Directors effective January 1, 2005. Mr. Gyani was appointed to the Nominating and Governance Committee by the Board of Directors on January 28, 2004. Mr. Joss was appointed to the Nominating and Governance Committee by the Board of Directors on January 24, 2005. The Nominating and Governance Committee held one meeting during 2004. The Nominating and Governance Committee identifies, evaluates and approves individuals qualified to serve on the Board of Directors, and reviews and recommends to the Board of Directors corporate governance principles applicable to us. The Nominating and Governance Committee monitors the mix of skills, experience and background of the Board of Directors to assure that the Board of Directors maintains the necessary composition to effectively perform its oversight function. The Nominating and Governance Committee will from time to time solicit and receive recommendations for candidates to serve on the Board of Directors as appropriate. In order to be considered for membership on the Board of Directors, a candidate must possess, at a minimum, the following qualifications:

•	the highest personal and professional ethics and integrity;

•	a commitment to representing the long-term interests of stockholders;

•	objectivity and inquisitiveness, and practical and mature judgment; and

•	a willingness to develop an understanding of our business and to devote adequate time to carrying out his or her duties.

Stockholders may propose director nominees for consideration by the Nominating and Governance Committee by submitting in writing the names and any supporting documentation to our corporate secretary at our principal executive offices. The Nominating and Governance Committee will evaluate candidates properly submitted by stockholders on the same basis as any other director candidate.

Director Compensation

For service in 2004, each non-employee director, other than our Chairman of the Board, will be entitled to receive an annual retainer of $35,000 payable in arrears on the date of the Annual Meeting. For service in 2005, each non-employee director including our Chairman of the Board will receive an annual retainer of $35,000 for service as a member of the Board of Directors with additional annual retainers to be paid as follows: $10,000 to the Chairman of the Board, $10,000 to the Chairman of the Audit Committee, $5,000 to each other member of the Audit Committee, $5,000 to the Chairman of the Compensation Committee, and $1,500 to the Chairman of the Nominating and Governance Committee. Fees are prorated if an incumbent director has been a director for less than a year at the time of the annual meeting and amounts earned will be payable in arrears on the date of the 2006 annual meeting.

Pursuant to a non-employee director deferred compensation plan, non-employee directors may elect to defer the payment of some or all cash compensation to a specified date in the future. Amounts deferred under the plan will be deemed to earn interest and/or deemed to be invested in our common stock until payout, as elected by the director. Deferred amounts will be paid in cash or shares of our common stock depending upon their deemed investment.

Non-employee directors receive an option to purchase 25,000 shares of our common stock upon joining the Board of Directors and an option to purchase 20,000 shares of our common stock at the time of each annual meeting, provided that such director has served for at least six months prior to the date of the annual meeting. All of the options granted to the directors have an exercise price equal to the fair market value of our common stock on the date of grant. The options granted upon the director’s initial election to the Board shall vest 50% per year over a two-year period beginning on the date of grant. The options granted to each director on the date of the Annual Meeting shall vest in four quarterly installments over a one-year period beginning on the date of grant. All options granted to each director shall have a term of ten years and shall be exercisable for one year following the death, resignation or removal of the director.

During 2004, the Board of Directors granted to each of Messrs. Anderson, Gyani, Hazen, Joss and Mackenzie options to purchase 15,000 shares of common stock with an exercise price of $4.63 per share.

For service in 2004, Mr. Siboni, our Chairman of the Board received an annual fee of $200,000 for service as Chairman of the Board. During 2004 Mr. Siboni was also eligible to receive health and dental insurance coverage under the terms of our applicable benefit plans, and until April of 2004, was eligible to receive vision, life, short and long-term disability, and life and travel accident insurance coverage under the terms of our applicable benefit plans. Until the date of the Annual Meeting, Mr. Siboni will continue to receive a pro-rated portion of an annual fee of $200,000 for service as Chairman of the Board and will continue to be eligible to receive health and dental insurance coverage under the terms of our applicable benefit plans. Effective as of the Annual Meeting, Mr. Siboni will be entitled to receive the same annual retainer as our other non-employee directors and will receive the $10,000 annual retainer as Chairman of the Board set forth above.

During 2004, the Board of Directors granted Mr. Siboni options to purchase 200,000 shares of common stock with an exercise price of $4.30 per share.

Communications with the Board

Stockholders may communicate with the Board of Directors by sending communications to our corporate secretary. These communications may be submitted in writing to 475 Concar Drive, San Mateo, California 94402, Attention: Corporate Secretary, by e-mail to secretary@epiphany.com or by telephone at (650) 356-3800. These communications must be identified by the stockholder as intended for the Board. Our corporate secretary will forward any substantive stockholder communications to the Board of Directors, provided that the corporate secretary generally will not forward to the Board of Directors any stockholder communications that are determined to be primarily commercial in nature or that relate to an irrelevant or improper topic.

Epiphany encourages all incumbent directors and nominees for election to attend the Annual Meeting. Ms. Richardson and Messrs. Joss and Siboni attended the annual meeting in June 2004.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Independent Auditors

The Board of Directors has appointed Ernst & Young LLP to serve as our independent auditor and to audit our consolidated financial statements for the fiscal year ending December 31, 2005, and seeks ratification of such appointment. Ernst & Young has served as our independent auditor since May 14, 2002. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Paid to Independent Auditors

Epiphany incurred the fees shown in the following table for professional services provided by Ernst & Young for the fiscal years ended December 31, 2003 and December 31, 2004.

Type of Fee	2003	2004
Audit Fees (1)	$321,000	$826,000
Audit-Related Fees (2)	$5,000	$0
Tax Fees (3)	$30,000	$0
All Other Fees (4)	$15,000	$7,000

Total	$371,000	$833,000

(1)	Consists of fees incurred for professional services rendered for the audit of our annual consolidated financial statements, foreign statutory audits, quarterly review of condensed consolidated financial statements included in our Forms 10-Q, and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements.
(2)	Consists of fees incurred during the year for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These include fees for reviewing transactions or accounting standards, and services in preparation for our compliance with the Sarbanes-Oxley Act of 2002.
(3)	Consists of fees incurred during the year for tax compliance/preparation and other tax services. Tax compliance/preparation includes fees for federal, state and international tax compliance and advice.
(4)	Consists of fees incurred during the year for all services other than those reported above. In 2003, these services consisted of the review of certain employee payroll forms. In 2004, these services consisted of a subscription to an online accounting research tool and the review of certain employee payroll forms.

Pre-Approval Process for Auditor Services

The Audit Committee pre-approves all audit and permissible non-audit fees (or subsequently approves non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the Securities and Exchange Commission). The Audit Committee has delegated the authority to pre-approve audit and permissible non-audit fees to Mr. Joss in his capacity as Chair of the Audit Committee. In 2004, the Audit Committee pre-approved all of the services for which the fees identified in the above table were incurred, except for limited services delivered by Ernst & Young in connection with the review of certain employee payroll forms. The fees for these services totaled $1,492 and reflect less than 5% of the fees incurred by us for and during the year 2004 for professional services rendered by Ernst & Young. These fees were subsequently approved by the Audit Committee. In 2003, the Audit Committee pre-approved all of the services for which the fees identified in the above table were incurred, except for limited services delivered by Ernst & Young in connection with the filing of our Australian wholly-owned subsidiary’s tax returns for the year 2002 and the review of certain employee payroll forms. The fees for these tax services totaled $8,673 and reflect less than 5% of the fees incurred by us for and during the year 2003 for professional services rendered by Ernst & Young. These fees were subsequently approved by the Audit Committee.

Additional Information

Stockholder ratification of the selection of Ernst & Young as our independent auditor is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain Ernst & Young. Even if the selection is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young as our independent auditor for the fiscal year ending December 31, 2005.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ITS APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

OTHER INFORMATION

Executive Officers

The following table sets forth information with respect to our current executive officers.

Name	Age	Position
Karen A. Richardson	42	Chief Executive Officer
Phillip M. Fernandez	44	President and Chief Operating Officer
Kevin J. Yeaman	38	Chief Financial Officer
Ashok Santhanam	51	Senior Vice President of Worldwide Field Operations
Andrew Sherman	38	Senior Vice President, General Counsel and Secretary

Karen A. Richardson has served as Chief Executive Officer since July 2003. Ms. Richardson served as Executive Vice President, Worldwide Field Operations from January 2002 to July 2003, as Executive Vice President, General Manager, Worldwide Sales and Services from May 2001 to January 2002, as Executive Vice President, General Manager, North America Sales and Services from July 2000 to May 2001, and as Executive Vice President, Worldwide Sales, from June 1998 to June 2000. Prior to joining Epiphany, Ms. Richardson served as Vice President of Sales at Netscape Communications Corporation, an internet software company from November 1995 to May 1998.

Phillip M. Fernandez has served as President and Chief Operating Officer since July 2003. Mr. Fernandez served as Executive Vice President, Products and Marketing from November 2002 to July 2003 and as Executive Vice President, Product Development from April 1999 to November 2002. Prior to joining Epiphany, Mr. Fernandez served in several executive positions at Red Brick Systems Inc., a provider of database software. Mr. Fernandez served as Executive Vice President and Chief Operating Officer of Red Brick Systems, Inc. from June 1998 to December 1998, as Senior Vice President of Products and Services from November 1996 to May 1998 and as Vice President of Product Development from December 1991 to October 1996. From January 1999 to March 1999, after Red Brick Systems, Inc. was acquired by Informix Software, Inc., a provider of relational database software, Mr. Fernandez served as a consultant to Informix.

Kevin J. Yeaman has served as Chief Financial Officer since August 1999, as Vice President, Finance and Administration from June 1999 to August 1999 and as Controller from August 1998 to June 1999. Prior to joining Epiphany, Mr. Yeaman served as Worldwide Vice President of Field Operations for Informix Software, Inc., a provider of relational database software from February 1998 to August 1998. From September 1988 to February 1998, Mr. Yeaman served in Silicon Valley and London in various positions at KPMG Peat Marwick LLP, an accounting firm, serving most recently as a senior manager.

Ashok Santhanam has served as Senior Vice President of Worldwide Field Operations, since November 2004. Prior to joining Epiphany, Mr. Santhanam served as Managing Director of Santhanam Consulting, a private management consulting firm helping technology companies manage offshore initiatives, complex services offerings and business process outsourcing from December 2001 to November 2004. From January 1999 to April 2001, Mr. Santhanam served as Chairman of Inventa Technologies, Inc., a privately held systems integration firm that focused on complex CRM and e-commerce solutions. From January 1993 to January 1999, Mr. Santhanam served as President and Chief Executive Officer of Inventa. From January 1987 to December 1992, Mr. Santhanam served as Chief Executive Officer of Ventura Data Systems, a professional services firm focused on providing services for software product development and implementation.

Andrew Sherman has served as Senior Vice President, General Counsel and Secretary since February 2003. Mr. Sherman served as Vice President, General Counsel and Secretary from January 2003 to February 2003, as Vice President and General Counsel from January 2001 to January 2003, as Associate General Counsel from June 2000 to December 2000 and as Vice President and General Counsel of Octane Software, Inc. (acquired by Epiphany) from January 2000 to May 2000. Prior to joining Epiphany, Mr. Sherman served as Senior

International Counsel at PeopleSoft, Inc., an enterprise resources planning software company, from February 1998 to December 2000. Prior to this, Mr. Sherman was in private practice with the law firm of Gray Cary Ware & Freidenrich where he specialized in complex technology-related litigation and transactional matters.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date by: (i) each of our directors and director nominees; (ii) our chief executive officer and each of the four other most highly compensated executive officers during fiscal 2004; (iii) all directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock. This table is based on information provided to us or filed with the Securities and Exchange Commission by our directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

Unless otherwise indicated, the address of each stockholder listed in the following table is c/o E.piphany, Inc. 475 Concar Drive, San Mateo, California 94402. Applicable percentage ownership in the following table is based on 76,958,138 shares of common stock outstanding as of the record date.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Options (2)	Percentage of Shares Beneficially Owned
Columbia Wanger Asset Management, L.P. (3)	8,998,200	—	11.69%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606
Merrill Lynch & Co., Inc. (4)	6,337,178	—	8.23%
World Financial Center, North Tower 250 Vesey Street New York, NY 10381
Schroeder Investment Management North America Inc. (5)	5,253,023	—	6.83%
875 Third Avenue, 22nd Floor New York, NY 10022
Wells Fargo & Company (6)	4,810,090	—	6.25%
420 Montgomery Street San Francisco, CA 94104
Karen A. Richardson (7)	413,908	1,150,265	2.03%
Phillip M. Fernandez (8)	72,082	974,665	1.36%
Kevin J. Yeaman (9)	88,878	565,624	*
George J. Wright (10)	80,954	—	*
Andrew Sherman (11)	48,186	160,239	*
Roger S. Siboni	1,211,812	—	1.57%
Robert L. Joss	15,000	145,833	*
Douglas J. Mackenzie	226,259	52,083	*
Mohan Gyani	—	17,083	*
Fred D. Anderson	—	21,249	*
All directors and executive officers as a group (10 persons) (12)	2,157,079	3,087,041	6.81%

*	Less than 1% of the outstanding shares of common stock.
(1)	For each officer and director, and for the directors and executive officers as a group, this number excludes the number of options set forth in the options column.
(2)	All such options are exercisable within 60 days of the record date.

(3)	The information above and in this footnote is based on information taken from the Schedule 13G of Columbia Wanger Asset Management, L.P., filed with the Securities and Exchange Commission on February 11, 2005. Columbia Wanger Asset Management, L.P. has shared voting and shared dispositive power with WAM Acquisition GP, Inc., the general partner of Columbia Wanger Asset Management, L.P., and Columbia Acorn Trust over the 8,998,200 shares of our common stock.
(4)	The information above and in this footnote is based on information taken from the Schedule 13G of Merrill Lynch & Company, Inc., filed with the Securities and Exchange Commission on January 19, 2005. Merrill Lynch & Company, Inc. has shared voting and shared dispositive power with Master Value Opportunities Trust over the 6,337,178 shares of our common stock.
(5)	The information above and in this footnote is based on information taken from the Schedule 13G of Schroeder Investment Management North America Inc., filed with the Securities and Exchange Commission on February 14, 2005. Schroeder Investment Management North America Inc. has shared voting and shared dispositive power with Schroeder Investment Management International Ltd. over the 5,253,023 shares of our common stock.
(6)	The information above and in this footnote is based on information taken from the Schedule 13G of Wells Fargo & Company, filed with the Securities and Exchange Commission on February 7, 2005. Wells Fargo & Company has shared voting and shared dispositive power over the 4,810,090 shares of our common stock.
(7)	This includes 165,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008.
(8)	This includes 50,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008.
(9)	This includes 50,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008.
(10)	This includes 9,720 shares attributable to Mr. Wright that are held in trust for the benefit of Mr. Wright’s children. Mr. Wright serves as trustee and disclaims beneficial ownership these shares.
(11)	This includes 20,000 shares of restricted stock which vest 50% on October 20, 2006 and 50% on October 20, 2008.
(12)	Includes the information contained in footnotes (1), (2), (7), (8), (9), (10) and (11).

Certain Relationships and Related Transactions

There were no transactions from January 1, 2004 to March 31, 2005 in which we have been a party, the amount involved in the transaction exceeds $60,000 and in which any director, director nominee, executive officer or holder of more than 5% of our capital stock had or will have a direct or indirect material interest other than compensation arrangements that are otherwise described herein.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our common stock with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of Forms 3, 4 and 5 and amendments thereto furnished to us, we believe that during fiscal year 2004, all Section 16(a) filings with the Securities and Exchange Commission of our officers, directors and 10% stockholders were timely filed.

Executive Compensation

Summary Compensation Table

The table below summarizes the compensation earned during 2004, 2003 and 2002 for services rendered in all capacities by our chief executive officer and our next four most highly compensated executive officers during 2004. These executives are referred to as the “Named Executive Officers” elsewhere in this proxy statement.

						Long-Term Compensation Awards		All Other Compensation
	Annual Compensation					Restricted Stock Awards[1]	Underlying Securities Options
Name and Principal Position	Fiscal Year	Salary		Bonus

Karen A. Richardson Chief Executive Officer	2004 2003 2002	$ $ $	343,750 310,938 300,000	$ $ $	45,000 214,064 103,000	$709,500 — —	— 900,000 100,000		— — —

Phillip M. Fernandez Chief Operating Officer and President	2004 2003 2002	$ $ $	306,250 286,000 275,000	$ $ $	40,000 153,000 56,650	$215,000 — —	— 500,000 —	$ $	— 1,000 1,500	(2) (2)

Kevin J. Yeaman Chief Financial Officer	2004 2003 2002	$ $ $	287,500 255,938 220,000	$ $ $	20,000 89,689 50,930	$215,000 — —	— 300,000 —		— — —

Andrew Sherman Senior Vice President, General Counsel and Secretary	2004 2003 2002	$ $ $	228,333 189,062 170,000	$ $ $	14,000 70,133 30,643	$86,000 — —	— 100,000 —		— — —

George J. Wright (3) Senior Vice President and General Manger, Worldwide Field Operations	2004 2003 2002	$ $ $	300,172 253,854 240,000	$ $	— 172,843 129,411	— — —	— 200,000 40,000		— — —

(1)	Restricted stock awarded in 2004 totaled 285,000 shares. These shares vest over four years, with 50% vesting on October 20, 2006 and 50% vesting on October 20, 2008. As of December 31, 2004, Karen Richardson held 165,000 of these shares, valued at $796,934, Phillip Fernandez held 50,000 of these shares, valued at $241,495, Kevin Yeaman held 50,000 of these shares, valued at $241,495, and Andrew Sherman held 20,000 of these shares, valued at $96,598, based on the closing price of our common stock as of December 31, 2004. We do not intend to pay dividends on these restricted stock awards.
(2)	Amounts represent cash received in lieu of dependent health care insurance benefits for which Mr. Fernandez was eligible.
(3)	Mr. Wright stepped down from his role as Senior Vice President and General Manager, Worldwide Field Operations on July 30, 2004 and remained with the company in a transitional position through his termination on January 10, 2005.

Option Grants in Last Fiscal Year

In the year ended December 31, 2004, no options were granted to any of our Named Executive Officers. During this period we granted options to purchase up to an aggregate of 3,552,950 shares of our common stock to employees and directors. All options were granted under our 1999 Stock Plan or our 2000 Nonstatutory Stock Option Plan at exercise prices at or above the fair market value of our common stock on the date of grant. These options generally have a term of ten years. Optionees may pay the exercise price by cash, check, a reduction in the amount of any company liability to the optionee, or delivery of already-owned shares of our common stock.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table describes for each Named Executive Officer his or her option exercises in 2004, if any, and exercisable and unexercisable options held as of December 31, 2004.

The “Value of Unexercised In-the-Money Options at December 31, 2004” is based on a value of $4.83 per share, the closing price of our common stock on the NASDAQ Stock Market’s National Market as of December 31, 2004, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options listed in the following table were granted under our 1997 Stock Plan or 1999 Stock Plan.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
			Exercisable	Unexercisable	Exercisable	Unexercisable
Karen A. Richardson	—	—	1,021,098	633,334	$133,645	$226,688
Phillip M. Fernandez	12,000	$71,890	901,748	343,751	$888,674	$125,938
Kevin J. Yeaman	—	—	521,874	206,250	$256,431	$75,562
George J. Wright	67,500	$15,150	—	—	—	—
Andrew Sherman	—	—	145,238	69,168	$75,104	$25,188

Equity Compensation Plan Information

The following table summarizes our current equity compensation plans as of December 31, 2004.

Plan Category	A Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	B Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	C Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity compensation plans approved by stockholders (2)	9,886,115	$7.56	13,648,718	(3)
Equity compensation plan not approved by stockholders (4)	1,267,594	$8.53	762,994

Total	11,153,709	$7.67	14,411,712

(1)	The table does not include information about equity compensation plans which have been assumed by us in various acquisitions. As of December 31, 2004, a total of 249,123 shares of common stock were issuable upon exercise of options granted under assumed plans, and 5,366 shares of common stock were issuable upon exercise of warrants assumed in connection with acquisitions. The weighted average exercise price of all options granted under the assumed plans and outstanding at December 31, 2004, was $8.88, and the weighted average exercise price of the assumed warrants was $13.26. We cannot grant additional options under the assumed plans.
(2)	Consists of the 1997 Stock Plan, 1999 Stock Plan and 1999 Employee Stock Purchase Plan. The 1999 Stock Plan and the 1999 Employee Stock Purchase Plan each includes a formula which enables the Board of Directors to make annual increases to the balance of its available shares. The number of shares available under the 1999 Stock Plan increases as of the first day of our fiscal year by the lesser of: (i) 3,750,000 shares; (ii) 4% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board of Directors. The number of shares available under the 1999 Employee Stock Purchase Plan increases as of the first day of our fiscal year by the lesser of: (i) 3,000,000 shares; (ii) 4% of the outstanding shares on such date; or (iii) a lesser amount determined by the Board of Directors. We cannot grant additional options under the 1997 Stock Plan.

(3)	Includes 5,442,157 shares reserved for issuance under the 1999 Employee Stock Purchase Plan.
(4)	Consists of our 2000 Nonstatutory Stock Option Plan. See Note 7 of our Notes to Consolidated Financial Statements filed with our annual report of Form 10-K for the year ended December 31, 2004 for a description of this plan.

Employment, Severance and Change of Control Arrangements

We entered into a severance agreement with Ms. Richardson in February 2002, which provides that if there is a change of control of the company, and Ms. Richardson is terminated without cause or resigns because of a material reduction of her position with the company within eighteen months following the announcement of a change of control, we will provide the following to Ms. Richardson: (i) a cash payment equal to 150% of her annual base salary plus 75% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of eighteen months from the date of her termination or the date she and her dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration by a period of twelve months of vesting of all outstanding stock options or restricted stock awards held by Ms. Richardson. The severance agreement further provides that if Ms. Richardson is terminated without cause prior to a change of control, we will provide the following to Ms. Richardson: (i) a cash payment equal to 100% of her annual base salary plus 50% of her target bonus for the year; (ii) 100% of her health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of her termination or the date she first becomes covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by Ms. Richardson.

We also entered into change of control severance agreements with Messrs. Sherman and Yeaman in January 2002, Mr. Fernandez in February 2002, and Mr. Santhanam in November 2004, that provide that if there is a change of control of the company, and the executive is terminated without cause or resigns because of a material reduction of his position with the company within eighteen months following the announcement of a change of control, we will provide the following to the executive: (i) a cash payment equal to 100% of his annual base salary plus 50% of his target bonus for the year; (ii) 100% of his health, dental and life insurance, including benefits paid to any dependents, through the earlier of twelve months from the date of his termination or the date he and his dependents first become covered by another employer’s group health, dental or life insurance plans providing comparable benefits and coverage; and (iii) acceleration of vesting by a period of twelve months of all outstanding stock options or restricted stock awards held by the executive.

In May 2000, we entered into an employment and non-competition agreement with Mr. Sherman under which Mr. Sherman may elect to take a personal leave for a period of six months at any time should Mr. Sherman wish to terminate his employment with us. While on such leave, Mr. Sherman will be entitled to: (i) a nominal base salary to be determined by us in our sole discretion; (ii) group health insurance coverage under our applicable group health insurance plans; and (iii) continued vesting of all outstanding stock options held by Mr. Sherman.

Compensation Committee Interlocks and Insider Participation

During 2004, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The following report by our Compensation Committee shall not be deemed to be: (i) “soliciting material;” (ii) “filed” with the Securities and Exchange Commission; (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934; or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934. The report shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent we specifically incorporate it by reference into such filing.

In 2004, the Compensation Committee consisted of Fred D. Anderson, Paul M. Hazen and Douglas J. Mackenzie none of whom is an employee or former employee of ours or any of our subsidiaries. Effective January 1, 2005, Mr. Hazen’s service on the Compensation Committee ended with his resignation from our Board of Directors. On January 24, 2005, Mohan Gyani was appointed to the Compensation Committee by our Board of Directors. Mr. Gyani is not an employee or former employee of ours or any of our subsidiaries. The Compensation Committee has overall responsibility for our executive compensation policies and practices. The purpose of the Compensation Committee is to: (i) assist the Board of Directors in discharging its responsibilities relating to oversight of the compensation of our executive officers and directors; (ii) administer our stock plans; (iii) consult with management regarding compensation and benefits for non-executive officers and other employees; and (iv) oversee our compensation policies generally. The Compensation Committee reviews and approves all forms of compensation to be provided to executive officers, including base salary, bonuses, equity compensation and all other benefits.

The Compensation Committee has provided the following report on compensation policies as they apply to our executive officers and the relationship of our performance to executive compensation.

Overview of Compensation Policies

Objectives of Policies—Our compensation policies are designed to address a number of objectives, including attracting and retaining individuals whose abilities are critical to our long-term success, motivating employees to perform at their highest level, tying executive compensation to achievement of financial, organizational and management performance goals and encouraging executives to manage from the perspective of owners. To promote these policies, the Compensation Committee oversees a compensation program that is comprised of the following principal elements:

•	base salary;

•	cash bonus incentives;

•	long-term equity incentives; and

•	benefits.

In 2004, the Compensation Committee engaged Frederic W. Cook & Co., Inc., as an independent executive compensation consultant to assist the committee in its ongoing evaluation of our executive compensation program.

When establishing salaries, bonus levels and stock-based awards for each of the executive officers, the Compensation Committee considers the recommendations of the chief executive officer, the executive officer’s role, responsibilities and performance during the past year, industry best practices in executive compensation, the amount of compensation paid to executive officers in similar positions of peer companies within the software industry, and the data, analysis and recommendations made by the Compensation Committee’s independent compensation consultant. The Compensation Committee generally sets the compensation of executive officers at levels that are competitive with the levels paid by peer companies engaged in the software industry. When setting the compensation of each of the executive officers, the Compensation Committee considers all of the factors set forth above, and recommendations from the chief executive officer, but does not assign any specific weighting or apply any formula to these factors. The chief executive officer does not participate in the portions of the Compensation Committee meetings during which her own compensation is deliberated.

The Importance of Ownership—An important tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. Through our employee stock plans and agreements, the benefits of equity ownership are extended to our executive officers and employees. As of March 31, 2005, our directors and executive officers owned an aggregate of 2,157,079 shares and had the right to acquire an aggregate of 4,676,211 additional shares upon the exercise of employee stock options, 58 percent of which are fully vested.

Fiscal 2004 Executive Officer Compensation Program

The components of the executive compensation program are described below:

Base Salary—We believe that the first component of our compensation policy, base salary, is frequently a significant factor in attracting, motivating and retaining skilled executive officers. Accordingly, the Compensation Committee reviews base salaries of executive officers at least annually and generally sets the base salary of our executive officers competitive with the levels paid by peer companies engaged in the software industry. The Compensation Committee measures the prior performance of our individual executives using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors such as whether the company met its sales and expense targets, customer acquisition and satisfaction levels, and product development targets. In addition, the Compensation Committee evaluates the specific job functions and past performance of individual officers. The Compensation Committee’s review of executive officer base salaries occurred in April and October 2004. In addition to its review of executive officer base salaries, the Compensation Committee also reviewed and approved the compensation package offered to Mr. Santhanam, Senior Vice President of Worldwide Field Operations, prior to his employment in November 2004. The base salaries of each of our named executive officers as of March 31, 2005, were as follows:

Karen A. Richardson	$400,000
Phillip M. Fernandez	$325,000
Kevin J. Yeaman	$325,000
Andrew Sherman	$240,000

Cash Bonus Incentive Program—The second component of the company’s executive compensation policy is the cash bonus incentive. We maintain a cash bonus incentive program to reward executive officers for attaining defined performance goals. Awards are granted pursuant to the company’s executive bonus plan. The Compensation Committee determined bonus amounts for 2004 by measuring the performance of each individual executive using a combination of qualitative factors, such as leadership, teamwork and commitment to customer satisfaction, and quantitative factors, such as whether the company met its sales and expense targets.

During 2004, the Compensation Committee met on several occasions to consider target bonuses for executive officers. Seventy five percent of bonuses in 2004 were to be earned quarterly and twenty five percent were to be earned on an annual basis. During 2004, the Compensation Committee awarded no bonuses based on the achievement of quarterly performance goals and awarded 80% of target bonuses based on the achievement of annual performance goals. The bonuses given in 2004 ranged from 0% to 13% of each participating executive officer’s base salary and 0% to 20% of each executive officer’s target bonus.

Based on the company’s performance in 2004 and the executive’s individual performances, cash bonus incentive awards were paid to the named executive officers as follows:

Karen A. Richardson	$45,000
Phillip M. Fernandez	$40,000
Kevin J. Yeaman	$20,000
Andrew Sherman	$14,000
George Wright	$0

In January 2005, the Compensation Committee amended the company’s executive bonus plan. In 2005, the executive bonus plan will be funded entirely on an annual basis based on the following factors: (i) 30% based on achievement of the company’s revenue goals; (ii) 50% based on achievement of the company’s operating profit goals; and (iii) 20% based on achievement of the company’s MBO’s.

Long-term Equity Incentives—The third component of the company’s executive compensation program is the long-term equity incentive. As noted above, a fundamental tenet of our compensation policy is that significant equity participation creates a vital long-term partnership between management and other stockholders. We believe that providing for such equity participation through long-term equity incentives is important for motivating executive officers to increase stockholder value over the long term. In 2004, the Compensation Committee issued restricted stock awards totaling 285,000 shares to our executive officers. In conjunction with his employment as Senior Vice President of Worldwide Field Operations in November 2004, the Compensation Committee also granted Mr. Santhanam options to purchase 325,000 shares of common stock under our stock option plan. The Compensation Committee determined the number of restricted stock awards and options granted to executive officers primarily by evaluating each officer’s respective job responsibilities, past performance, expected future contributions, existing stock and unvested option holdings and potential reward to the executive officer if the stock price appreciates in the public market. The Compensation Committee also considers the overall number of stock options reserved for issuance and common stock issued and outstanding, and the impact on stockholder dilution. Further, our annual restricted stock and stock option grants to executive officers are designed to be competitive with those offered by peer companies, to create an incentive for the executive officer to remain with the company and to create a long-term incentive for the executive officer to assist the company in achieving its financial and strategic objectives. Restricted stock awards and option grants may also be made to new executive officers upon commencement of employment and, on occasion, to executive officers in connection with a significant change in job responsibility or completion of a significant project. The Compensation Committee believes that these restricted stock awards and stock option grants will more closely align the long-term interests of executive officers with those of stockholders and assist in the retention of key executives.

Options granted to executive officers under the company’s stock option plans had exercise prices not less than 100% of the fair market value of the stock on the date of the option grant. Options granted to executive officers under the company’s stock option plans generally are scheduled to vest as to 25% of the shares after one year, and in equal monthly installments over the following three years, subject to the officer’s continued service to the company. Restricted stock granted to executive officers under the company’s stock option plans generally are scheduled to vest as to 50% after two years and the remaining 50% after four years.

Benefits—The final component of the company’s executive compensation policy is the benefits we offer. In 2004, we offered benefits to our executive officers that were substantially the same as those offered to all U.S. employees. These benefits included:

•	401(k) plan;

•	medical and dental insurance;

•	employee stock purchase plan;

•	flexible spending plan;

•	life and disability insurance; and

•	vision service plan.

Chief Executive Officer’s Compensation—In 2004, Karen A. Richardson earned $343,750 as her base salary for services rendered as our Chief Executive Officer. During 2004, the Compensation Committee awarded Ms. Richardson an annual performance bonus of $45,000 for services rendered during 2004, in accordance with performance targets under the company’s executive bonus plan. In October 2004, the Compensation Committee issued Ms. Richardson 165,000 shares of restricted stock. Ms. Richardson received no additional material compensation or benefits not provided to all executives.

In determining the compensation of Ms. Richardson, the Compensation Committee considered the same criteria it considered with respect to the other executive officers as well as Ms. Richardson’s contribution to the achievement of objectives under our strategic plan. In addition, Ms. Richardson’s compensation was determined in light of the Compensation Committee’s review of the cash and equity compensation awarded to chief executives of peer companies in the software industry. The cash and equity compensation in 2004 for Ms. Richardson was competitive with market levels paid to chief executives of peer companies within the software industry. The Compensation Committee noted that in 2004, under the leadership of Ms. Richardson, Epiphany:

•	advanced its visionary position in the customer relationship management software industry;

•	continued to win Fortune 500 and other top quality customers in several key vertical markets;

•	continued to deepen relationships with strategic business partners, including systems integrators;

•	continued to successfully deploy its software products and enhance the level of customer satisfaction and repeat business from its existing customer base; and

•	was able to exercise effective cost management and financial discipline in response to the continued economic slowdown.

Policy on Tax Deductibility of Executive Compensation—Section 162(m) of the Internal Revenue Code provides that a company may not take a tax deduction for that portion of the annual compensation paid to the chief executive officer and the four other most highly compensated officers in excess of $1 million, unless certain exemption requirements are met. The Compensation Committee has elected not to seek to qualify our executive officer compensation programs under Section 162(m) at this time.

All aspects of our executive compensation are subject to change at the discretion of the Compensation Committee. The Compensation Committee will monitor our executive compensation on an ongoing basis to ensure that it continues to support a performance-oriented environment and remains properly integrated with our annual and long-term strategic objectives.

Members of the Compensation Committee

Fred D. Anderson

Mohan Gyani

Douglas J. Mackenzie (Chair)

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report by our Audit Committee shall not be deemed to be: (i) “soliciting material;” (ii) “filed” with the Securities and Exchange Commission; (iii) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934; or (iv) subject to the liabilities of Section 18 of the Securities Exchange Act of 1934. The report shall not be deemed incorporated by reference into any of our other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent we specifically incorporate it by reference into such filing.

Membership of the Audit Committee

At the beginning of 2004, our Audit Committee consisted of Fred D. Anderson, Paul M. Hazen and Robert L. Joss. On January 28, 2004, Mr. Hazen resigned from the Audit Committee and Mohan Gyani was appointed to the Audit Committee by the Board of Directors. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined in the Marketplace Rules of the NASDAQ Stock Market and the Securities and Exchange Commission. The Board of Directors has determined that each of Messrs. Anderson, Gyani and Joss qualify as “audit committee financial experts” as such phrase is defined in the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee operates under a written charter adopted by the Board of Directors, as amended on January 26, 2005, which amended charter is attached hereto as Appendix A, and has fulfilled the responsibilities delineated in its charter.

Role of the Audit Committee

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of our accounting and financial reporting processes, the audits of our financial statements, and our system of internal controls. The Audit Committee’s primary responsibilities are to:

•	appoint, compensate, and oversee the work of the independent auditor;

•	review the independent auditor’s activities, performance, independence and fee arrangements, and if necessary replace the independent auditor;

•	request certain information from, and discuss certain matters with, the independent auditor as required by applicable accounting standards; and

•	review with management, before release, our audited annual financial statements and unaudited interim financial statements, including the Management’s Discussion and Analysis section of our annual report on Form 10-K and quarterly reports on Form 10-Q.

Our management is responsible for: (i) the preparation and presentation of our financial statements; (ii) our accounting and disclosure principles; and (iii) our internal control over financial reporting designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, our independent auditor, is responsible for: (i) performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States; and (ii) performing an independent audit of the effectiveness of our internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States).

Review of Our Audited Financial Statements for the Fiscal Year ended December 31, 2004

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2004 with management. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has reviewed and discussed our management’s report on internal control over financial reporting for the fiscal year ended December 31, 2004 with management and with Ernst & Young.

The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young with that firm.

The Audit Committee has considered the fees paid to Ernst & Young for the provision of non-audit related services and does not believe that these fees compromise Ernst & Young’s independence in performing the audit.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditor. Accordingly, the Audit Committee oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young is in fact “independent.”

Members of the Audit Committee

Fred D. Anderson

Mohan Gyani

Robert L. Joss (Chair)

Stock Performance Graph

Notwithstanding anything to the contrary set forth in any of our previous or future filings with the Securities and Exchange Commission that might incorporate this proxy statement, in whole or in part, the following shall not be deemed to be incorporated by reference into any such filing.

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Index and a technology sector index for the period beginning on December 31, 1999, through December 31, 2004, assuming an investment of $100 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our common stock.

Epiphany Stock Performance Graph Cumulative Total Return

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004
E.piphany, Inc.	100.00	36.26	5.86	2.80	4.85	3.25
S&P 500 Index	100.00	89.86	78.14	59.88	75.68	82.49
CSFB Technology Index	100.00	67.24	46.88	26.64	43.55	47.15

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the persons named in the enclosed form of proxy will vote such proxy in their discretion.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, or vote via telephone or the internet, at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Andrew Sherman

Senior Vice President, General Counsel and Secretary

San Mateo, California

April 15, 2005

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF E.PIPHANY, INC.

(as amended and restated as of January 26, 2005)

PURPOSE:

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of E.piphany, Inc. (the “Company”) is to assist the Board in its oversight of the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, and the Company’s system of internal controls. In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board from time to time prescribes.

MEMBERSHIP:

The Committee shall consist of a minimum of three (3) directors of the Company as determined by the Board. The members of the Committee are appointed by and serve at the discretion of the Board. The Board shall designate one member of the Committee to serve as the chairperson.

Members of the Committee must meet the following criteria:

•	Each member will be an independent director, as required by and defined in: (i) the rules of the NASDAQ National Market; and (ii) Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

•	Each member will be able to read and understand fundamental financial statements, in accordance with the rules of the NASDAQ National Market.

•	Each member must not have participated in the preparation of the financial statements of the Company or its existing subsidiaries at any time during the past 3 years.

•	At least one member will have financial sophistication in accordance with the rules of the NASDAQ National Market. The Board will also determine whether any members of the Committee possess the requisite accounting or related financial management experience and expertise to qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”), and the Company will make the disclosures required by the rules and regulations of the SEC with respect to such matters.

Determinations as to whether a particular director satisfies the requirements for membership on the Committee shall be made by the Board.

RESPONSIBILITIES:

The responsibilities of the Committee shall include:

•	The direct responsibility for appointing, compensating, overseeing the work of, retaining and replacing any independent auditor engaged for the purpose of preparing or issuing any audit report or related work, including any audit, review or attest services (which shall include reviewing the auditor’s qualifications, scope, approach and independence and resolving disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Committee.

•

Reviewing and discussing with the independent auditor all significant relationships that the auditor and its affiliates have with the Company and its affiliates in order to determine the independent auditor’s independence. The Committee shall: (i) at least annually, receive and review a formal written statement from the independent auditor delineating all relationships between the Company and the independent auditor, consistent with Independence Standards Board Standard No. 1; (ii) actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and (iii) take such action as the Committee deems appropriate to oversee the independence of the independent auditor.

•	Reviewing and discussing with management and the independent auditor the annual audited financial statements and interim financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q with the SEC. The Committee shall make a recommendation to the Board as to whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K.

•	Discussing with management and the independent auditor earnings announcements, it being understood that such discussions may, in the discretion of the Committee, be done generally (i.e., by discussing the types of information to be disclosed and the type of presentation to be made) and that the Committee need not discuss in advance each earnings release or each instance in which the Company gives earnings guidance.

•	Discussing with the independent auditor the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

•	Reviewing periodically the Company’s accounting and financial reporting processes and internal controls, based on consultation with the Company’s management and the independent auditor.

•	Reviewing disclosures made to the audit committee by the Company about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

•	Reviewing before release the disclosure regarding internal controls required under applicable law and SEC rules to be contained in the Company’s periodic filings and any attestations or reports by the independent auditor relating to such disclosure.

•	Preparing all reports of the Committee required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable law and the rules and regulations of the SEC.

•	Pre-approving audit and permissible non-audit services provided to the Company by the independent auditor (or subsequently approving non-audit services in those circumstances where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC). The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

•	Reviewing and taking appropriate action with respect to all “related party transactions” (as that term is defined in the rules and regulations of the NASDAQ National Market).

•	Conducting a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditor.

•	Establishing and maintaining procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

•	Instituting special investigations as appropriate, with full access to all books, records, facilities and personnel of the Company.

•	As the Committee deems appropriate, obtaining advice and assistance from independent counsel or other advisors at the Company’s expense. The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

•	Reviewing the Committee’s own structure, processes and membership requirements from time to time, and recommending any proposed changes to the Board for approval.

•	Reviewing, in conjunction with counsel and Company management, as appropriate, the Company’s policies and practices with respect to risk assessment and risk management, including relevant legal compliance matters.

MEETINGS:

The Committee will set its own schedule and will meet at least four times each year. The Committee will meet separately with the independent auditor as well as members of management, at such times as it deems appropriate to fulfill its responsibilities.

MINUTES:

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

REPORTS:

The Committee shall also report regularly to the full Board, including with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements or the performance and independence of the Company’s independent auditor, and shall make such recommendations as the Committee deems necessary or appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

COMPENSATION:

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Fees may be paid in such form of consideration as is determined by the Board.

Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

DELEGATION OF AUTHORITY:

The Committee may form and delegate authority to subcommittees as the Committee deems appropriate and as otherwise consistent with this charter and applicable legal and regulatory requirements.

[EPI - E. PIPHANY, INC.] [FILE NAME: ZEPI32.ELX] [VERSION - (2)] [03/24/05] [orig. 03/15/05]

DETACH HERE

ZEPI32

PROXY

E.PIPHANY, INC.

475 CONCAR DRIVE SAN MATEO, CA 94402

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF E.PIPHANY, INC.

FOR AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 19, 2005

The undersigned holder of Common Stock, par value $.0001, of E.piphany, Inc. (the “Company”) hereby appoints Karen A. Richardson and Kevin J. Yeaman, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 19, 2005 at 10:00 a.m. local time, at 475 Concar Drive, San Mateo, California 94402, and at any subsequent adjournments, continuations or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AND FOR PROPOSAL NUMBER 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND A VOTE “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

SEE REVERSE SIDE (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) SEE REVERSE SIDE

E.PIPHANY, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet

Log on to the Internet and go to

http://www.eproxyvote.com/epny

OR

Vote-by-Telephone

Call toll-free

1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

[EPI—E. PIPHANY, INC.] [FILE NAME: ZEPI31.ELX] [VERSION—(3)] [03/24/05] [orig. 03/15/05]

DETACH HERE

ZEPI31

X Please mark votes as in this example.

1. To elect the following Director to serve for a three-year term until the Annual Meeting of Stockholders to be held in 2008 and until his successor is duly elected and qualified:

FOR AGAINST ABSTAIN

2. To ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2005:

FOR AGAINST ABSTAIN

Nominee: (01) Robert L. Joss

FOR THE NOMINEE

WITHHELD FROM THE NOMINEE

3. To transact such other business as may properly come before the meeting or at any and all adjournments, continuations or postponements thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature:

Date:

Signature:

Date: